John H. Lively

The Law Offices of John H. Lively & Associates, Inc.

A Member Firm of The 1940 Act Law GroupTM

11300 Tomahawk Creek Parkway, Suite 310

Leawood, KS 66211

Phone: 913.660.0778 Fax: 913.660.9157

john.lively@1940actlawgroup.com

March 30, 2018

Capital Management Investment Trust

140 Broadway

New York, New York 10005

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Wellington Shields All-Cap Fund and the Wellington Shields Small-Cap Fund (the “Funds”), each a series of the Capital Management Investment Trust (the “Trust”), which is included in Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-85242), and Amendment No. 42 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08822), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

The Law Offices of John H. Lively & Associates, Inc.